UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

ENERGY TRANSFER EQUITY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn

Dallas, Texas 75219

(Address of principal executive offices, including zip code)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2013, Energy Transfer Equity, L.P. (“ETE”) and its wholly owned subsidiary, ETE Sigma Holdco, LLC (“ETE Sigma”), entered into a contribution agreement (the “Contribution Agreement”) with Energy Transfer Partners, L.P. (“ETP”) and its wholly owned subsidiary, Heritage ETC, L.P. (“Heritage ETC”), pursuant to which ETE Sigma will contribute its 60% ownership interest in ETP Holdco Corporation (“ETP Holdco”) to Heritage ETC (the “Contribution”), in exchange for aggregate consideration of $3.75 billion, consisting of $1.4 billion in cash and the issuance to ETE of approximately 49.5 million common units representing limited partner interests in ETP (the “Acquired ETP Units”). Upon consummation of the transaction, ETP (through its ownership of Heritage ETC) will own 100% of ETP Holdco, which owns Southern Union Company (“SUG”) and Sunoco, Inc.

In connection with the Contribution, ETE will agree to forego incentive distributions relating to the distributions made on the Acquired ETP Units for each of the first eight consecutive quarters beginning with the quarter in which closing occurs, as well as incentive distributions relating to the distributions made on 50% of the Acquired ETP Units for each of the following eight consecutive quarters.

ETE and ETP will enter into certain ancillary agreements at the closing of the Contribution, including a registration rights agreement (the “Registration Rights Agreement”) and an amendment to the Shared Services Agreement dated as of August 26, 2005, as amended, by and between ETE and ETP (the “SSA Amendment”), copies of which are attached as exhibits to the Contribution Agreement. Pursuant to the terms of the Registration Rights Agreement, ETP will grant to ETE certain registration rights, including rights to cause ETP to file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement under the Securities Act of 1933, as amended, with respect to resales by ETE of all of the ETP common units that it owns, including the Acquired ETP Units. The Registration Rights Agreement will also contain customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities. The SSA Amendment contemplates the provision by ETP of certain corporate business development services for ETE relating to the Trunkline LNG project and the Trunkline crude oil conversion project, each of which projects are owned by entities in which ETE and ETP have a 60% and 40% equity interest, respectively. In exchange for these services, ETE will pay to ETP a fixed $20 million annual fee for a three-year period.

The Contribution Agreement contains representations, warranties and covenants that are typical for transactions of this nature. Additionally, consummation of the Contribution is subject to various closing conditions, including the completion of Regency Energy Partners LP’s previously announced acquisition of Southern Union Gas Company, LLC from SUG.

The transactions contemplated by the Contribution Agreement, which have been approved by the applicable boards of directors of ETE and ETP, as well as the conflicts committees of the boards of directors of ETE and ETP, are expected to close in the second quarter of 2013.

The foregoing summaries of the Contribution Agreement and the other documents described above do not purport to be complete, and are qualified in their entirety by reference to the Contribution Agreement and the exhibits thereto filed as Exhibit 2.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On March 20, 2013, ETE and ETP issued a joint press release announcing the entry into the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward Looking Statements

This Current Report on Form 8-K may include certain statements concerning expectations for the future, including statements regarding the anticipated benefits and other aspects of the transaction described above, that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the risk that the transaction described above may not be consummated or that the anticipated benefits from the transaction cannot be fully realized. An extensive list of factors that can affect future results are discussed in ETE’s Annual Report on Form 10-K for the year ended December 31, 2012 and other documents filed by ETE from time to time with the SEC. ETE undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of the Exhibit

2.1*	Contribution Agreement dated as of March 20, 2013 by and among Energy Transfer Equity, L.P., ETE Sigma Holdco, LLC, Energy Transfer Partners, L.P. and Heritage ETC, L.P.

99.1	Press release, dated March 21, 2013, announcing the entry into the Contribution Areement.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC,
its general partner

Date: March 26, 2013	By:	/s/ John W. McReynolds
John W. McReynolds
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

2.1*	Contribution Agreement dated as of March 20, 2013 by and among Energy Transfer Equity, L.P., ETE Sigma Holdco, LLC, Energy Transfer Partners, L.P. and Heritage ETC, L.P.

99.1	Press release, dated March 21, 2013, announcing the entry into the Contribution Agreement.

*	The registrant has omitted the schedules to this exhibit pursuant to the provisions of Regulation S-K, Item 601(b)(2). The registrant shall supplementary furnish a copy of the omitted schedules to the Securities and Exchange Commission upon request.